UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2006
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ARCH CHEMICALS, INC.
(Exact name of registrant as specified in its charter)

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Virginia	1-14601	06-1526315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Merritt 7, Norwalk, CT	06851
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (203) 229-2900

(N/A)
(Former name or former address, if changed since last report)

_________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 15, 2006, Arch Chemicals, Inc. (the “Company”) entered into an unsecured Revolving Credit Agreement, dated as of June 15, 2006 (the “New Credit Agreement”), with the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities, Inc., as joint lead arranger and joint book manager, Banc of America Securities, L.L.C., as joint lead arranger and joint book manager, SunTrust Bank, as documentation agent and Bank of America, National Association and Citizens Bank of Massachusetts, as co-syndication agents. The New Credit Agreement, which matures on June 15, 2011, provides for the Company to borrow up to $350 million on a revolving basis from the lenders at various fixed and floating interest rates and also provides for the issuance of letters of credit. The New Credit Agreement permits the maximum borrowing amount to be increased from $350 million up to a maximum of $400 million in certain circumstances. The New Credit Agreement contains various representations and financial and other covenants, including (i) an interest coverage ratio covenant and leverage ratio covenant, each of which contains ratio limits that are consistent with the Prior Credit Agreement, and (ii) a restricted payments covenant. The restricted payments covenant restricts the payment of dividends and the repurchase of Company shares to $65 million plus 50 percent of cumulative adjusted net income (loss) for the period beginning June 15, 2006. At June 15, 2006, restricted payments were limited to $65 million.

The New Credit Agreement replaced the Company’s unsecured $210 million Revolving Credit Agreement dated as of June 20, 2003, as amended (the “Prior Credit Agreement”), among the Company, the lenders party thereto, JPMorgan Chase Bank, N.A. (formerly known as JPMorgan Chase Bank), as administrative agent, Fleet National Bank, as syndication agent, and Bank of America, National Association, as documentation agent. The Prior Credit Agreement was set to mature on June 20, 2006.

The New Credit Agreement which is filed as Exhibit 4 hereto is incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The Company terminated its Prior Credit Agreement on June 15, 2006. The Prior Credit Agreement was terminated in connection with the entering of the New Credit Agreement on the same day. The Prior Credit Agreement provided for the borrowing on a revolving basis up to $210 million at various interest rates and was set to mature on June 20, 2006. No early termination penalties applied.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion under Item 1.01 above is incorporated herein by reference.

 ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

4.
Revolving Credit Agreement, dated as of June 15, 2006, among Arch Chemicals, Inc., the Lenders Party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Securities Inc., as Joint Lead Arranger and Joint Book Manager, Banc of America Securities, L.L.C., as Joint Lead Arranger and Joint Book Manager, SunTrust Bank, as Documentation Agent, and Bank of America, National Association and Citizens Bank of Massachusetts, as Co-Syndication Agents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2006

ARCH CHEMICALS, INC.

By:	/s/ Louis S. Massimo
Name:	Louis S. Massimo
Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

4.
Revolving Credit Agreement, dated as of June 15, 2006, among Arch Chemicals, Inc., the Lenders Party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, J.P. Morgan Securities Inc., as Joint Lead Arranger and Joint Book Manager, Banc of America Securities, L.L.C., as Joint Lead Arranger and Joint Book Manager, SunTrust Bank, as Documentation Agent, and Bank of America, National Association and Citizens Bank of Massachusetts, as Co-Syndication Agents.